PHOENIX AMERICAN HOSPITALITY

AMERICAN HOSPITALITY PROPERTIES REIT II, INC.
SUBSCRIPTION AGREEMENT INSTRUCTIONS PAGE

We, American Hospitality Properties REIT II, Inc. (the "Company") are selling up to a maximum of 7,500,000 shares of stock (the "Stock") in connection with this offering (the "Offering").

Executed ORIGINAL documents, along with your check payable to **AHP REIT DEPOSIT** at the following address or with a wire using the following instructions:

MAIL AND OVERNIGHT DELIVERY	WIRE INSTRUCTIONS
Phoenix American Hospitality Wellington Centre 14643 Dallas Parkway, Ste 970 Dallas, Tx 75254 214-750-2967 - Main 214-238-5265 – Fax contact@phoenixamericanhospitality.com	JP Morgan Chase Bank, N.A Dallas, TX ABA Routing No. 111000614 Account No: 667929829 Account Name: AHP REIT DEPOSIT FFC: [Investor Name]

For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

Broker-dealers receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Where, pursuant to a broker-dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the broker-dealer for deposit to the AHP REIT Deposit Account or to the broker- dealer registered under the Securities Exchange Act of 1934. Where, pursuant to a broker-dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the broker-dealer to the office of the broker-dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn, by the end of the next business day following receipt of the Final Review Office, transmit such checks for deposit to the AHP REIT Deposit Account or to the Processing Broker-Dealer.

INSTRUCTIONS TO NEW SUBSCRIBERS

Section 1: Indicate investment amount. Make check payable to "**AHP REIT DEPOSIT**" or wire funds pursuant to the instructions above.

Section 2: Indicate type of ownership.

Section 3: Fill in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors or trustees.

Section 4: Provide distribution information.

Section 5: Indicate if you consent to the electronic delivery of documents.

Section 6: Indicate your qualification for purchasing the Units. If you are claiming to be an accredited investor, you must complete Addendum A.

Section 7: Read each of the acknowledgments and representations. Your signature in Section 8 indicates that you have read Section 7,in its entirety, and the Company may rely on your signature that you understand and/or meet the acknowledgments and representations contained therein.

Section 8: Execute the Subscription Agreement.

NON-CUSTODIAL OWNERSHIP

Accounts with more than one owner must have ALL PARTIES SIGN in Section 8. Be sure to attach copies of all plan documents forPension Plans, Trusts or Corporate Partnerships required in Section 2.

CUSTODIAL OWNERSHIP

For New IRA/Qualification Plan Accounts, please complete the form/application provided by your custodian of choice in addition tothis Subscription Agreement and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers, as indicated in the corporate resolution, and include them with your subscription agreement.

PHOENIX AMERICAN HOSPITALITY

1 INVESTMENT (Select only one.)

☐ Initial Investment (minimum initial investment of $5,000 up to any multiple of $1,000)

☐ Additional Investment in this Offering (minimum of $1,000 up to any multiple of $1,000)

Amount of Subscription

$

Payment Type ☐ Check enclosed ☐ Wire transfer sent on the following date: ____________________

2 TYPE OF OWNERSHIP

Non-Custodial Ownership

☐ **Individual** — One signature required.
☐ **Joint Tenants with Rights of Survivorship** — All parties must sign.
☐ **Community Property** — All parties must sign.
☐ **Tenants in Common** — All parties must sign.
☐ **Uniform Gift to Minors Act** — State of ______ — Custodian signature required.
☐ **Uniform Transfer to Minors Act** — State of ______ — Custodian signature required.
☐ **Qualified Pension or Profit-Sharing Plan** — Include plan documents.
☐ **Trust** — Include title, signature and "Powers of the Trustees" pages.
☐ **Corporation** — Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.
☐ **Partnership** — Include partnership agreement. Authorized signature(s) required.
☐ **Other (Specify)** — ______________________ *Include title and signature pages.*

Custodial Ownership

☐ **Traditional IRA** — Owner and custodian signatures required.
☐ **Roth IRA** — Owner and custodian signatures required.
☐ **Simplified Employee Pension/Trust (SEP)** — Owner and custodian signatures
☐ required. **KEOGH** — Owner and custodian signatures required.
☐ **Other** — ______________________ Owner and custodian signatures required.

Custodian Information (To be completed by custodian)

Name of Custodian:

Mailing Address:

City: State: Zip Code:

Custodian Tax ID #: Custodian Telephone #:

Custodian Account #: Custodian Email:

3 SUBSCRIBER / INVESTOR INFORMATION

(All fields must be completed)

Investor/Trust Name/Plan Name	Co-Investor/Name of Trustee(s)
Investor Social Security Number/Tax ID Number	**Co-Investor Social Security Number/Tax ID Number**
Birth Date/Articles of Incorporation (MM/DD/YY)	**Co-Investor Birth Date (MM/DD/YY)**

Please indicate Citizenship Status ☐ U.S. Citizen ☐ Non-resident Alien ☐ Resident Alien

Country of Origin

Driver's License Number:

Issuing State: Date of Expiration:

Residential Address (No P.O. Box allowed)

Street Address	City	State	Zip Code

Home Telephone	Email

Mailing Address* (if different from above – P.O. Box allowed)

Street Address	City	State	Zip Code

*If the co-investor resides at another address, please attach that address to the subscription agreement

4 DISTRIBUTION OPTIONS FOR NON-QUALIFIED ACCOUNTS

I (we) hereby subscribe for the shares of American Hospitality Properties REIT II, Inc. and authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to change it. In the event the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the erroneous deposit.

Name of Financial Institution	Your ABA Bank's Routing Number
Your Account Number	**Name on Account or FBO**

Account Type ☐ Checking ☐ Savings *Please attach a pre-printed, voided check.*

The deposit services above cannot be established without a pre-printed, voided check/ or a deposit form if a savings account.

Signature of Investor	Signature of Co-Investor	Date

5 ELECTRONIC DELIVERY OF DOCUMENTS (OPTIONAL)

In lieu of receiving documents by mail, I authorize the company to make available on its web site at www.phoenixamericanhospitality.com, its semi-annual reports, annual reports, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any investor who elects this option must provide an e-mail address below. Please carefully read the following representations before consenting to receive documents electronically. If you check this box, you represent the following:

☐ I acknowledge that access to the internet, email and the World Wide Web is required in order to access documents electronically. I may receive by email notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download, and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my internet provider and telephone provider, and that these costs are my responsibility.

a. I acknowledge that I may receive at no cost from the Company a paper copy of any documents delivered electronically by calling my financial advisor.

b. I understand that if the e-mail notification is returned to the Company as "undeliverable," a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if the Company is unable to obtain a valid e-mail address for me, the Company will resume sending a paper copy of its filings by U.S. mail to my address of record.

c. I understand that my consent may be updated, including any updates in e-mail address to which documents are delivered, or cancelled, at any time by calling my financial advisor.

E-mail Address: ______________________

6 INVESTOR ELIGIBILITY CERTIFICATION

I understand that to purchase Shares, I must either be an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person, I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence).In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

I hereby represent and warrant that I meet the qualifications to purchase Shares because (please mark one):

☐ 1. I am a natural person, and the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐ 2. I am a non-natural person, and the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐ 3. I am an accredited investor, *and* this investment exceeds 10% of my net worth or annual income, whichever is less.

If you marked box 3, please complete Addendum A, attached hereto, and return it with this Subscription Agreement. If AddendumA is not received with this Subscription Agreement, your subscription will not be accepted.

7 INVESTOR ACKNOWLEDGEMENTS AND REPRESENTATIONS

a. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever. I also understand that I do not have the right to request a refund of my subscription payment; however, to the extent my subscription is not accepted by the Company, unused funds transmitted herewith shall be returned to the undersigned in full.

b. I have received the Offering Circular.

c. I am purchasing the Shares for my own account.

d. I agree that my rights and responsibilities relative to my ownership of the Shares subscribed for in this offering shall be governed as outlined in the Offering Circular.

e. I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but notlimited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State ofDelaware without giving effect to the principles of conflict of laws.

8 INVESTOR SIGNATURES

Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions and are acceptable forms for subscription. This electronically signed Subscription Agreement will be available to both, you, and the Company, as well as any associated brokers, so they can store and access it at any time. You and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes your signature, acceptance, and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement. You consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company, each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient's change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Form W-9: I HEREBY CERTIFY Under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is correct (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notifiedme that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURES: THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Signature (Investor or authorized signatory)	Joint Signature (Investor or authorized signatory)	Date
Title	Title	Date

SUBSCRIPTION ACCEPTED Phoenix American Hospitality, LLC

By:	Title:	Date:

ADDENDUM A

THIS SECTION IS REQUIRED ONLY FOR ACCREDITED INVESTORS REPRESENTING THAT THIS INVESTMENT EXCEEDS 10% OF THEIR NET WORTH OR ANNUAL INCOME WHICHEVER IS LESS.

If you marked Box 3 in Section 6, Investor Eligibility Certifications, please complete this Addendum A. If a natural person, I hereby represent and warrant that (check box as appropriate):

☐ I have an individual net worth, or joint net worth with my spouse, of more than $1,000,000; or

☐ I have individual income in excess of $200,000 or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

☐ I am an executive officer or general partner of the Company or a manager or executive officer of the general partner of the Company.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

☐ an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, a corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring Units, with total assets over $5,000,000;

☐ a trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Units as described in Rule 506(b) (2)(ii) under the Securities Act of 1933 (the "Securities Act")s;

☐ a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended; an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

☐ a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended

☐ an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

☐ a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

☐ a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

☐ a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000; or

☐ an entity (including an Individual Retirement Account) in which all of the equity owners are accredited investors.

Signature (Investor or authorized signatory)	Date:

Signature (Co-Investor or authorized signatory)	Date: